Exhibit 2.1

[STATE OF CALIFORNIA LETTERHEAD]

                                      State
                                       of
                                   California
                               SECRETARY OF STATE

                      PRIMA EASTWEST MODEL MANAGEMENT, INC.


      I, BILL JONES, Secretary of State of the State of California, hereby certify:

      That the annexed transcript was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.


                                                     IN WITNESS WHEREOF, I
                                                     execute this certificate
                                                     and affix the Great Seal of
                                                     the State of California
                                                     this

                                                     Feb 13 1996





                                                     /s/ Bill Jones
                                                     ---------------------
                                                         Bill Jones

                                                      Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                      Eastwest Prima Model Management, Inc.

                                      Name
                         The name of this Corporation is

                      Eastwest Prima Model Management, Inc

                                     Purpose

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                Agent for Service

      The name and address in the State of California of this Corporation's initial agent for service of process is:

                            Laizer D. Gould, Esquire
                            6922 Hollywood Boulevard, Suite 316
                            Hollywood, California 90028

                                     Shares

      This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is ten thousand (10,000) shares.

-----------------------------------------------------------------------------
Dated:  March 20, 1989               /s/ David Altman
                                     ----------------
                                     David Altman
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Dated:  March 20, 1989               /s/ Laizer D. Gould
                                     -------------------
                                     Laizer D. Gould
-----------------------------------------------------------------------------

      I hereby declare that we are the persons who executed the foregoing Articles of Incorporation, which execution is our act and deed.

-----------------------------------------------------------------------------
Dated:  March 20, 1989               /s/ David Altman
                                     ----------------
                                     David Altman
-----------------------------------------------------------------------------
Dated:  March 20, 1989               /s/ Laizer D. Gould
                                     -------------------
                                     Laizer D. Gould
-----------------------------------------------------------------------------

                                RESTATED ARTICLES

                                OF INCORPORATION

                      EASTWEST PRIMA MODEL MANAGEMENT, INC.



      EDWARD T. STEIN certifies that:

      1. He is the sole director of EASTWEST PRIMA MODEL MANAGEMENT, INC.

      2. The Articles of Incorporation of this corporation are amended and restated to read as follows:


      The name of this corporation is: PRIMA EASTWEST MODEL MANAGEMENT, INC.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

      This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000.

      The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California laws.

      The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.


      3. No shares have been issued.



Dated:   September 22, 1989

      I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

                                                     /s/ Edward T. Stein
                                                     -------------------
                                                     EDWARD T. STEIN


(PRIMA2/A)